Exhibit 99.1

GameStop Corp. Declares Two-for-One Stock Split

Bond buyback increased by $150 Million

GRAPEVINE, Texas--(BUSINESS WIRE)--Feb. 12, 2007--GameStop Corp. (NYSE: GME), the world's largest video game and entertainment software retailer, today announced that its Board of Directors approved a two-for-one stock split of the Company's common stock to be effected in the form of a stock dividend.

Each shareholder of record at the close of business on February 20, 2007, will receive one additional share of GameStop common stock for every outstanding share held on the record date. The additional shares will be distributed on March 16, 2007.

"As GameStop continues to rapidly grow, we wanted to make our stock more attractive to a broader range of potential investors. This stock split also reinforces the confidence that the Board and I have in the GameStop buy, sell, trade strategy and the future of video game growth worldwide," indicated R. Richard Fontaine, Chairman and Chief Executive Officer.

The stock split is GameStop's first since becoming a publicly traded company in February 2002. GameStop had approximately 76 million common shares outstanding as of February 3, 2007. Upon completion of the split, the outstanding shares of GameStop's common stock will increase to approximately 152 million.

The Board of Directors also authorized an additional $150,000,000 for the buyback of Senior Floating Rate Notes and Senior Notes. The timing and amount of the repurchases will be determined by the company's management based on their evaluation of market conditions and other factors. In addition, the repurchases may be suspended or discontinued at any time.

About GameStop Corp.

Headquartered in Grapevine, TX, GameStop Corp. is the world's largest video game and entertainment software retailer. The company operates over 4,600 retail stores across the United States and in fourteen countries worldwide. The company also owns two e-commerce sites, GameStop.com and EBgames.com, and Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for next generation video game systems from Sony, Nintendo and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestop.com/corporate.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the cost savings and other synergies from the combination with Electronics Boutique may not be fully realized or may take longer to realize than expected; the inability to obtain sufficient quantities of product to meet consumer demand, including Sony's PlayStation 3 and Nintendo's Wii; the timing of release of video game titles for next generation consoles; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.

CONTACT: Media Contact:

Chris Olivera

Divisional Vice President,

Corporate Communications

GameStop Corp.

(817) 424-2130

or

Investor Contact:

David W. Carlson

Executive Vice President &

Chief Financial Officer

GameStop Corp.

(817) 424-2130